UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 21, 2009
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-12110 (Commission File Number)	76-6088377 (I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 21, 2009, Camden Property Trust (the “Company”) announced it commenced a cash tender offer (the “Tender Offer”) for any and all of its notes (the “Notes”) set forth below for the consideration payable per $1,000 principal amount of each series of the Notes set forth below under the column entitled “Price Per $1,000 Principal Amount of Notes,” plus accrued and unpaid interest to, but not including, the payment date for the Notes purchased in the Tender Offer, which is expected to be the third business day following the Expiration Time (as defined below).

			Aggregate	Price Per $1,000
CUSIP			Principal	Principal Amount
Number	Issuer	Title of Security	Amount Outstanding	of Notes
133131AN2	Camden Property Trust	4.375% Senior Unsecured Notes due January 15, 2010	$143,051,000	$1,000
133131AH5	Camden Property Trust	6.750% Senior Unsecured Notes due September 15, 2010	$79,930,000	$1,000
133131AG7	Camden Property Trust	7.625% Senior Unsecured Notes due February 15, 2011	$150,000,000	$1,000
86623XAH6	Camden Summit Partnership, L.P. (1)	7.703% Medium-Term Notes due May 9, 2011	$35,000,000	$1,000

(1)	Camden Summit Partnership, L.P. (formerly known as Summit Properties Partnership, L.P.) was acquired by the Company in the merger of Summit Properties Inc. with and into Camden Summit, Inc., a wholly-owned subsidiary of the Company, on February 28, 2005.
     Additional terms and conditions of the Offer are set forth in the Offer to Purchase dated April 21, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”).
     The Offer will expire at 5:00 p.m., New York City time, on Tuesday, April 28, 2009 unless extended or earlier terminated (the “Expiration Time”). Under certain circumstances, and as more fully described in the Offer to Purchase, the Company may terminate the Offer before the Expiration Time. Any tendered Notes may be withdrawn prior to, but not after, the Expiration Time and withdrawn Notes may be re-tendered by a holder at any time. The Company expects to use available cash and borrowings under its $600 million unsecured revolving credit facility to pay the purchase price and accrued and unpaid interest for all Notes that it purchases pursuant to the Offer. The Notes purchased pursuant to the Tender Offer are expected to be cancelled.
     A copy of the press release announcing the Tender Offer is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

99.1	Press release, dated April 21, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 22, 2009

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President — Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Press Release, dated April 21, 2009